UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 13, 2021

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Senior Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

ITEM 5.02	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 13, 2021, Wheeler Real Estate Investment Trust, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Crystal Plum, the Company’s Chief Financial Officer (the “Plum Agreement”), for a three-year term. Pursuant to the Plum Agreement, Ms. Plum will be provided with an annual base salary of no less than $250,000 and Ms. Plum will be eligible to participate in any bonus, incentive, or other compensation plans available to the Company’s executives in accordance with their terms. If Ms. Plum’s employment is terminated during the term of the Plum Agreement either by the Company without “cause” or by Ms. Plum for “good reason” (each as defined in the Plum Agreement), Ms. Plum would be eligible to receive the following severance payments and benefits subject to her execution of a release of claims: (i) 12 months of continued base salary; (ii) up to 12 months of health insurance continuation coverage; and (iii) additional vesting of Ms. Plum’s Initial Equity Award (as defined and described below). Under the Plum Agreement, Ms. Plum is also subject to a perpetual nondisclosure covenant; a non-solicit of employees, service providers, and customers that applies during Ms. Plum’s employment and for 18 months thereafter; a non-compete that applies during Ms. Plum’s employment and for 12 months thereafter; and a customary non-disparagement covenant.

In connection with the Plum Agreement, the Company granted to Ms. Plum a one-time grant of 20,000 shares of restricted stock (the “Initial Equity Award”), subject to vesting as follows: (x) 5,000 shares were vested immediately upon grant, and (y) the remaining 15,000 shares are subject to vesting in three equal installments on each anniversary of the grant date (each, a “Vesting Date”), subject to both (1) Ms. Plum’s continued employment through the applicable Vesting Date (except as described below) and (2) the average closing price per share of the Company’s common stock over all trading days in any consecutive 20-business day period during the three-year period following the grant date (the “Performance Period”) being equal to or greater than $6.25 (the “Price Target”). However, if Ms. Plum’s employment is terminated without “cause” or Ms. Plum resigns for “good reason” (in each case, as defined in the Plum Agreement), Ms. Plum will remain eligible to vest in a prorated portion of the Initial Equity Award scheduled to vest on the next scheduled Vesting Date (in addition to any portion of the Initial Equity Award that was scheduled to vest on previously elapsed Vesting Dates), subject to achievement of the Price Target during the Performance Period.

The foregoing summary of the Plum Agreement does not purport to be complete and is qualified its entirety by reference to the full text of the Plum Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number	Exhibit Description

10.1	Amended and Restated Employment Agreement, by and between Wheeler Real Estate Investment Trust, Inc. and Crystal Plum, dated as of August 13, 2021

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name:	M. Andrew Franklin
Title:	Interim Chief Executive Officer

Dated: August 17, 2021

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